Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 Post Effective Amendment No. 1 of Sypris Solutions, Inc. of our report dated March 20, 2018 relating to the financial statements, appearing in the Annual Report on Form 10-K of Sypris Solutions, Inc. for the year ended December 31, 2017.

/s/ Crowe LLP

Louisville, Kentucky

September 25, 2018